UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010 (May 12, 2010)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12387 (Commission File Number)	76-0515284 (I.R.S. Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 12, 2010, Tenneco Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below.
1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Charles W. Cramb	49,171,782	441,020	125,481	4,829,115
Dennis J. Letham	48,366,756	1,237,205	134,322	4,829,115
Frank E. Macher	49,354,475	250,573	133,235	4,829,115
Hari N. Nair	49,181,511	430,418	126,354	4,829,115
Roger B. Porter	48,739,422	859,923	138,938	4,829,115
David B. Price, Jr.	49,358,063	269,531	110,689	4,829,115
Gregg M. Sherrill	48,790,934	874,990	72,359	4,829,115
Paul T. Stecko	47,365,064	2,217,581	155,638	4,829,115
Mitsunobu Takeuchi	49,309,293	189,424	239,566	4,829,115
Jane L. Warner	48,230,764	1,311,786	195,733	4,829,115

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2010 was approved based upon the following votes:

Votes for	54,402,524

Votes against	128,930

Abstentions	35,944

There we no broker non-votes for this item.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: May 14, 2010	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary